Exhibit (a)(1)(F)

Instruction Form with Respect to

First American Capital Corporation

Offer to Purchase for Cash

Up to $500,000 Maximum Aggregate Value

of Shares of its Common Stock

At a Purchase Price Not Greater Than $1.72

Nor Less Than $1.00 Per Share

The undersigned acknowledge(s) receipt of your letter in connection with the tender offer by First American Capital Corporation, a Kansas corporation (“First American” or the “Company”), to purchase up to $500,000 in aggregate value of shares of its common stock, par value $0.01 per share at a price specified by the undersigned and not greater than $1.72 nor less than $1.00 per share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the enclosed offer to purchase, dated March 2, 2007 and the letter of transmittal, which together (as each maybe amended and supplemented from time to time) constitute the tender offer.

The undersigned understands that First American will, upon the terms and subject to, the conditions of the tender offer, (i) determine a single per share price not greater than $1.72 nor less than $1.00 per share (the “Purchase Price”) and (ii) purchase the shares properly tendered and not properly withdrawn under the tender offer, taking into account the number of shares so tendered and the prices specified by tendering stockholders. The Company will select for purchase those shares tendered with the lowest tender price first and then those tendered shares with increasing tender prices (in multiples of $0.05 above $1.00 to $1.70 and up to $1.72), up to a tender price level at which the product of the number of all such shares selected for purchase, multiplied by the highest offering price at which shares are selected, first equals or exceeds $500,000, or such fewer number of shares as are properly tendered and not properly withdrawn. First American will purchase all shares properly tendered at prices at or below the Purchase Price, and not properly withdrawn, at the Purchase Price, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the tender offer, including the proration provisions described in the offer to purchase. All shares purchased by First American in the offer will be purchased at the same Purchase Price regardless of whether the stockholders tendered at a lower price. All other shares, including shares tendered at prices in excess of the Purchase Price and shares that First American does not select for purchase because of proration will be returned at First American’s expense to the stockholders that tendered such shares as promptly as practicable.

The undersigned hereby instruct(s) you to tender to First American the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, in accordance with the terms and subject to the conditions of the tender offer.

NUMBER OF SHARES: TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE

UNDERSIGNED:                      SHARES*

*	Unless you indicate otherwise, we will assume that you are instructing us to tender all of the shares held by us for your account.

CHECK ONE AND ONLY ONE BOX. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU

DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY

SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER

(See Instruction 5 of the letter of transmittal)

☐ The undersigned wants to maximize the chance of having First American purchase all shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by First American pursuant to the tender offer (the “Purchase Price”). This action could result in receiving a price per share of as low as $1.00.

– OR –

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

(See Instruction 5 of the letter of transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which the stockholder tenders shares. You cannot tender the same shares at more than one price, unless you have previously validly withdrawn those shares at a different price in accordance with Section 4 of the offer to purchase.

Price (In Dollars) per Share at Which Shares Are Being Tendered

☐ $1.00	☐ $1.25	☐ $1.50	☐ $1.72
☐ $1.05	☐ $1.30	☐ $1.55
☐ $1.10	☐ $1.35	☐ $1.60
☐ $1.15	☐ $1.40	☐ $1.65
☐ $1.20	☐ $1.45	☐ $1.70

You WILL NOT have validly tendered your shares

unless you check ONE AND ONLY ONE BOX ON THIS PAGE.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, PLEASE ALLOW SUFFICIENT TIME TO ASSURE DELIVERY.

— PLEASE SIGN ON THE NEXT PAGE —

SIGNATURE Please Print Signature(s): Name(s): Taxpayer Identification or Social Security Number: Address(es): (include zip code) Area Code & Phone Number(s): Date: